SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 14, 2005 (Date of earliest event reported)	Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2005, Charles & Colvard, Ltd. (the “Company”) signed an Exclusive Supply Agreement with Norstel AB (formerly Jesperator AB) for the supply of silicon carbide (SIC) for use in the manufacturing of moissanite jewels. The initial term of the contract is for three years, and involves the supply of material worth a minimum of approximately $4,000,000. The agreement gives the Company the exclusive right to purchase silicon carbide from Norstel for the purpose of fabricating, distributing or selling faceted jewels. Norstel’s operations are currently located on the premises of Linköping University in Sweden, where it has focused on the development of SiC ingots, wafers and epitaxy. In addition the Company will advance $400,000 towards the purchase of certain equipment. This advance is scheduled to be repaid starting December 2005 through a 35% reduction in the price for subsequent purchases. The minimum purchase commitment during the first thirteen months of the agreement is relatively small at approximately $300,000 while Norstel’s recently announced silicon carbide plant in Norrköping, Sweden, is being constructed. As the plant becomes operational in 2006 deliveries are scheduled to increase. The agreement provides the Company an option to extend the term of the agreement for a four year period. A copy this agreement is attached as Exhibit 10.72.

The foregoing description of the Exclusive Supply Agreement does not purport to be a complete summary. Review the Exclusive Supply Agreement, a copy of which is attached as an exhibit to this current report on Form 8-K, in its entirety for a complete description of the terms and conditions of such agreement.

This report contains forward-looking statements. Such forward-looking statements are subject to a number of material risks, uncertainties and contingencies that could cause actual results to differ materially from those set forth in the forward-looking statements. Those risks and uncertainties include but are not limited to: the Company’s reliance on Cree, Inc. as the current supplier of the substantial majority of the raw materials and risks inherent in developing a material second source of supply though Norstel that could result from unanticipated delays or other difficulties in constructing and bringing a new facility into operation or otherwise; the cost of developing distribution channels; difficulties obtaining carbide crystals from suppliers in desired qualities, sizes and volumes; and other risks and uncertainties set forth in the Company’s 10-K for the year ended December 31, 2003, 10-Q and other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.72	Exclusive Supply Agreement, dated February 14, 2005, between Norstel AB (formerly Jesperator AB) and Charles & Colvard, Ltd.*

*	The registrant has requested that certain portions of this exhibit be given confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun
James R. Braun
Vice President of Finance
& Chief Financial Officer

Date: February 17, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.72	Exclusive Supply Agreement, dated February 14, 2005, between Jesperator AB and Charles & Colvard, Ltd.*

*	The registrant has requested that certain portions of this exhibit be given confidential treatment.